As Filed with the Securities and Exchange Commission on January 12, 2012
Registration No. 333-166209

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Post-Effective Amendment No. 1 to

FORM F-3

REGISTRATION STATEMENT
UNDER THE
SECURITIES  ACT OF 1933

Sonde Resources Corp.
(Exact name of Registrant as specified in its charter)

Alberta	98-1006618
(Province or other Jurisdiction	(I.R.S. Employer
of Incorporation or Organization)	Identification No.)
Suite 3200, 500 - 4th Avenue SW
Calgary, Alberta
Canada, T2P 2V6
(403) 503-7924
(Address and telephone number of Registrants' principal executive offices)

CT Corporation System
111 Eighth Avenue
New York, New York, 10011
(212) 894-8940
(Name, address and telephone number
(including area code) of agent for service)

Copies to:
Christopher W. Morgan, Esq.	Jennifer K. Kennedy, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP	Norton Rose Canada LLP
222 Bay Street, Suite 1750, P.O. Box 258	3700, 400 Third Ave. SW,
Toronto, Ontario, Canada M5K 1J5	Calgary, Alberta, Canada T2P 4H2
(416) 777-4700	(403) 267-8222

Approximate date of commencement of proposed sale of the securities to the public:  N/A.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of  the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post−effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post−effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

EXPLANATORY NOTE

Sonde Resources Corp. (the "Registrant") is filing this Post-Effective Amendment No. 1 to remove from registration the resale of up to 27,500,000 of the Registrant's common shares (the "Shares"), no par value, under the Securities Act of 1933, as amended (the "1933 Act") which were registered under a Registration Statement on Form F-3, filed with the Commission on April 21, 2010 (Commission File No. 333-166209) (the "Registration Statement").  The Shares include 25,000,000 common shares issuable upon conversion of the Registrant's Series B, 5% U.S. cumulative redeemable convertible preferred shares (the "Series B Preferred Shares"), and 2,500,000 common shares issuable upon exercise of warrants (the "Warrants"), that the Registrant issued on February 3, 2010 in connection with the restructuring of the Registrant's Series A, 5% U.S. cumulative redeemable convertible preferred shares.

The Series B Preferred Shares have been redeemed for cash by the Registrant and the Warrants have expired.  Accordingly, the Registrant is filing this Post-Effective Amendment No. 1 to remove from registration the resale of the Shares under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Canada, on January 12, 2012.

SONDE RESOURCES CORP.

By:	/s/ Jack W. Schanck
Jack W. Schanck
Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated, on January 12, 2012.

Signature	Title

/s/ Jack W. Schanck	Jack W. Schanck
Chief Executive Officer and Director
(Principal Executive Officer)

/s/ Kurt A. Nelson	Kurt A. Nelson
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

/s/ Kerry R. Brittain	Kerry R. Brittain
Chairman of the Board

/s/ Marvin Chronister	Marvin Chronister
Director

/s/ Dr. James M. Funk	Dr. James M. Funk
Director

/s/ W. Gordon Lancaster	W. Gordon Lancaster
Director

/s/ James H.T. Riddell	James H. T. Riddell
Director

/s/ Dr. William J.F. Roach	Dr. William J.F. Roach
Director

/s/ Gregory G. Turnbull	Gregory G. Turnbull
Director

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned certifies that it is the duly authorized United States representative of the Registrant and has duly caused this Registration Statement to be signed on behalf of it by the undersigned, thereunto duly authorized, in the City of Calgary, Alberta, Canada on January 12, 2012.

KERRY R. BRITTAIN
(Authorized Representative)

By:	/s/ Kerry R. Brittain
Name:	Kerry R. Brittain
Title:	Director

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